14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the registrant |X|
     Filed by a party other than the registrant |_|
     Check the appropriate box:
     |_| Preliminary proxy statement            |_| Confidential, for Use of the
         Commission Only                            (as permitted by Rule
     |X| Definitive proxy statement                 14a-6(e)(2))
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                EIEIHOME.COM INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |_| No Fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:  $1,065,350.

     (5)    Total fee paid: $213.07

     |X| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                                EIEIHOME.COM INC.
                           67 Wall Street, Suite 2411
                            New York, New York 10005



                                                September 13, 2000


To the stockholders of eieiHome.com Inc.:

      You are cordially invited to attend a special meeting of stockholders of eieiHome.com Inc., a Delaware corporation (the "Company") to be held on Monday, September 25, 2000, at 11:00 a.m., local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 (the "Special Meeting"). Following this letter are a notice of the Special Meeting and a Proxy Statement describing the business to be conducted at the Special Meeting.

      Only the Company's stockholders as of record at the close of business on September 5, 2000, will be entitled to vote at the Special Meeting and at any adjournments or postponements of that meeting. For the ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be open to examination at the Company's corporate headquarters, during ordinary business hours, by any stockholder for any relevant purpose.

            Following the completion and ratification by the Company's stockholders of the sale of all the outstanding shares of capital stock of the Company's wholly-owned Canadian subsidiary, eieiHome.com Inc., an Ontario corporation (the "Sale"), the Company intends to maximize its efforts to execute and succeed at its proposed new business plan. As described in its Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2000, the Company has entered into a letter of intent for the acquisition by the Company of The Wireless Stock Xchange, Inc. in exchange for 33 million common shares of the Company. Upon completion of the acquisition, the shareholders of The Wireless Stock Exchange, Inc. are expected to have a 67% interest in the Company. The completion of the transaction is subject to certain conditions, including, but not limited to, due diligence by the parties, the negotiation of final contracts, and the ratification by the shareholders of the Company of the Sale, one of the matters on which the stockholders are being asked to vote upon at the Special Meeting. In addition, assuming the Sale is ratified and the acquisition is consummated, the Company intends to change its name to "Wireless Ventures, Inc.", the other matter on which the stockholders are being asked to vote at the Special Meeting.

      The Wireless Stock Xchange, Inc. is a Delaware corporation founded to provide a global supply of refurbished cellular phones and other wireless appliances through a global re-valuing program in conjunction with the International Vision Calls Foundation. The International Vision Calls Foundation is a non-profit foundation which works in collaboration with and in support of the World Health Organization /Vision 2020: Right to Sight Initiative. This non-profit foundation has created an international network for the collection of wireless surplus assets, beginning with the collection of deactivated cellular phones. These wireless products are sold to The Wireless Stock Xchange with the proceeds used for the Foundation's blind humanitarian mandate. The Wireless Stock Xchange intends to refurbish these cellular telephones and sell them, primarily to emerging economies to help seed their wireless infrastructures, in a hybrid form of charity and capitalism is know as "Venture Philanthropy". Please see the above-referenced Form on 8-K and attached press release for further information.

      We hope you will attend the Special Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying postage-paid reply envelope to assure that your shares are represented at the Special Meeting. If you have any questions or require additional information about the Special Meeting or the transactions giving rise to the Special Meeting, please contact David O'Kell, Corporate Secretary, at (905) 837-9909.



                                          Sincerely,


                                          John G. Simmonds
                                          President and Chief Executive Officer

                                EIEIHOME.COM INC.
                           67 Wall Street, Suite 2411
                            New York, New York 10005


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2000

      We hereby give you notice that a special meeting of stockholders of eieiHome.com Inc., a Delaware corporation (the "Company") will be held on Monday, September 25, 2000, at 11:00 a.m., local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, to consider the following proposals (the "Special Meeting"):

      1. to ratify the sale by the Company of the outstanding shares of capital stock of its wholly-owned Canadian subsidiary, eieiHome.com Inc., an Ontario corporation (the "Canadian Subsidiary") (the "Ratification Proposal");

      2. to change the Company's name from eieiHome.com Inc. to Wireless Ventures, Inc. (the "Change of Name Proposal"); and

      3. to transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

     Only stockholders of record at the close of business on September 5, 2000 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

     The board of directors of the Company unanimously recommends that stockholders vote "FOR" each of the above proposals.

     All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, please complete and promptly mail your proxy in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. A return envelope is included for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                          By Order of the Board of Directors,


                                          John G. Simmonds
                                          President and Chief Executive Officer
New York, New York
September 13, 2000

            ---------------------------------------------------------
                                    IMPORTANT
                  Please mark, sign, date and return your proxy
                                    promptly,
             whether or not you plan to attend the special meeting.

                 No postage is required if you use the enclosed
                       envelope addressed to the Company.
            ---------------------------------------------------------

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

     Q:  Why am I receiving these materials?

     A: The board of directors of the Company is providing these proxy materials to give you information to determine how to vote at the Special Meeting of the Company's stockholders. The Special Meeting will take place on Monday, September 25, 2000, at 11:00 a.m. (local time) at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.

     Q:  What will be voted on at the Special Meeting?

     A: There will be a vote on each of the proposals discussed in this Proxy Statement, which we refer to as the Ratification Proposal and the Change of Name Proposal.

     Q:  What is the effect of voting in favor of the Ratification Proposal?

     A: The Ratification Proposal will approve the sale of all of the outstanding capital stock of our wholly-owned Canadian Subsidiary.

     Q:  What is the effect of voting in favor of the Change In Name Proposal?

     A: The Change In Name Proposal will authorize the Company's board of directors to change the Company's name to Wireless Ventures, Inc. The Company agreed to change its name to a name that does not contain "eiei" or "eieihome" under the applicable documents governing the sale of the Canadian Subsidiary.

     Q:  Will any other matters be voted on at the Special Meeting?

     A: Any other business that properly comes before the Special Meeting or any adjournment or postponement of the Special Meeting may also be voted on. However, we are currently not aware of any other business.

     Q:  Who can vote at the Special Meeting?

     A: All stockholders of record as of the close of business on August 30, 2000.

     Q:  What should I do now?

     A: After carefully reading and considering the information contained in this document, please indicate your vote on the enclosed proxy and mail it in the enclosed envelope. You are invited to attend the Special Meeting. However, you should fill out and mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting in case you are unable to attend.

     Q: What does it mean if I receive more than one proxy or voting instruction card?

     A: It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive in the space provided on each proxy card.

     Q:  How can I vote shares held in my broker's name?

     A: If your broker holds your shares in its name (or in what is commonly called "street name"), then you should give your broker instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your broker is not entitled to vote your shares and your shares will not be voted.

     Q:  Can I change my vote?

     A: You may change the vote indicated by your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may accomplish this by completing a new proxy or by attending the special meeting and voting in person. Attendance at the Special Meeting alone will not cause your previously granted proxy to be revoked unless you vote in person. For shares held in "street name," you may accomplish this by submitting new voting instructions to your broker or nominee.

     Q:  What vote is required to approve the proposals?

     A: The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote at the Special Meeting is required to approve each of the Ratification Proposal and the Change of Name Proposal.

     Q:  Who can help answer any questions I have?

     A: If you have any questions about the Ratification Proposal or the Change of Name Proposal, please contact David O'Kell, Corporate Secretary, at (905) 837-9909.

                                EIEIHOME.COM INC.
                           67 Wall Street, Suite 2411
                            New York, New York 10005


                             PROXY STATEMENT FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2000


                               GENERAL INFORMATION

SPECIAL MEETING

      Commencing on or about September 13, 2000, eieiHome.com Inc., a Delaware corporation (the "Company"), is furnishing this proxy statement (the "Proxy Statement") and the enclosed proxy card to its stockholders in connection with a special meeting of the stockholders of the Company to be held on Monday, September 25, 2000 for the purposes set forth in the accompanying notice of special meeting of stockholders (the "Special Meeting"). The matters to be considered at the Special Meeting are of great importance to the Company's stockholders. Accordingly, you are urged to read completely and carefully consider the information presented in this Proxy Statement and any attached appendices and to complete, sign, date and promptly return the enclosed proxy in the enclosed postage pre-paid return envelope.

RECORD DATE

      Only stockholders of record as of the close of business on September 5, 2000 (the "Record Date"), will be entitled to vote at the Special Meeting and any adjournment thereof. As of the Record Date, there were approximately 16,751,278 shares of the Company's common stock issued and outstanding held by approximately 331 holders of record. Each stockholder of record as of the Record Date is entitled to one vote at the Special Meeting for each share of common stock held.

SOLICITATION OF PROXIES

      The solicitation of proxies in the form enclosed is made on behalf of the board of directors. The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by the Company. Solicitation will be made by use of the mail and, if necessary, by electronic telecommunications or in person. In soliciting proxies, the Company's management may use the services of its directors, officers and employees, who will not receive any additional compensation, but who will be reimbursed for their out-of-pocket expenses. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by these persons and in requesting authority for the execution of proxies.

PROXIES; VOTING AND REVOCATION

      As a stockholder of the Company on the Record Date, you may use the accompanying proxy if you are unable to attend the Special Meeting in person or wish to have your shares voted by proxy even if you do attend the Special Meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker.

      All shares of the Company's common stock represented by properly executed proxies will, unless these proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on the proxy, your shares will be voted in favor of each proposal.

      The Company does not know of any matters that are to come before the Special Meeting other than the proposals set forth in this Proxy Statement. If any other matter is properly presented for action at the Special Meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have the discretion to vote on that matter in accordance with their best judgment, unless authorization is withheld by notation on the proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise by written notice of revocation to the Secretary of the Company, by signing and returning a later dated proxy, or by voting in person at the Special Meeting. However, mere attendance at the Special Meeting will not have the effect of revoking the proxy.

      Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Accordingly, since the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote at the Special Meeting is required, any abstentions will constitute a vote against each proposal. If a broker indicates on the proxy that it does not have authority to vote some shares on a particular matter, those shares will be counted for purposes of determining the presence of a quorum but will not be entitled to vote on that matter and will constitute a vote against the relevant proposal. Without instruction from the beneficial owner, brokers will not have authority to vote shares held in "street name" at the Special Meeting.

    Because the approval of each proposal requires the affirmative vote of the holders of a majority of outstanding shares of the Company's common stock entitled to vote, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Company's board of directors urges the Company's stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

QUORUM

      The Company's by-laws provide that one-third of all of the shares of the Company's common stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

REQUIRED VOTES; PRINCIPAL SHAREHOLDERS

      Assuming a quorum is present at the Special Meeting, the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote at the Special Meeting is required to approve each proposal.

      As of the Record Date, approximately 16,751,278 shares of the Company's common stock were issued, outstanding and entitled to vote. Of those shares, approximately 5,150,000 shares or 30% were held by directors and executive officers of the Company. The Company currently expects that the Company's directors and officers will vote all of their shares in favor of each proposal. The Company also currently expects that its largest stockholder, Simmonds Capital Limited, will vote all of the shares of common stock owned by it in favor of each proposal. As of the record date, Simmonds Capital Limited owned and had the right to vote approximately 5,401,700 shares of the Company's common stock, or approximately 32% of the total shares outstanding on the record date.

ATTENDANCE OF ACCOUNTANTS

     Representatives of the Company's outside auditors will be present at the Special Meeting and will be available to respond to appropriate questions.

FORWARD-LOOKING STATEMENTS

      Certain statements in this Proxy Statement, including certain statements contained under the heading "Reasons for the Sale" in the discussion of proposal No. 1, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The assumptions reflected in these statements are subject to certain risks, uncertainties and other factors, including changes in general economic or business conditions or those affecting the past and future businesses of the Company, and uncertainty as to the future profitability of the Company.


RECOMMENDATION OF THE COMPANY'S BOARD

      The board of directors has approved each proposal, believes that each is fair and in the best interests of the Company and its stockholders, and recommends that you vote "FOR" each of the proposals.

ADDITIONAL INFORMATION

      You should rely only on the information contained or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than September 5, 2000 or any other date that this Proxy Statement indicates. The mailing of this Proxy Statement to the Company's stockholders does not create any implication to the contrary.

      For additional information on the Company, see "Where You Can Find More Information" on page 16 of this Proxy Statement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this Proxy Statement, or passed upon the fairness or merits of the transactions or the adequacy or accuracy of this Proxy Statement. Any representation to the contrary is a criminal offense.

                                 PROPOSAL NO. 1

                            RATIFICATION OF THE SALE
                      OF ALL THE OUTSTANDING CAPITAL STOCK
                     OF OUR WHOLLY-OWNED CANADIAN SUBSIDIARY

IN GENERAL

      On June 26, 2000, the board of directors of the Company approved and the Company entered into a Share Purchase Agreement (the "Agreement"), between the Company, eieiHome.com Inc., an Ontario corporation and wholly-owned subsidiary of the Company (the "Canadian Subsidiary") and 1412531 Ontario Inc., an Ontario corporation (the "Purchaser") pursuant to which the Company agreed to sell all of the outstanding shares of capital stock of the Canadian Subsidiary to the Purchaser (the transaction is herein referred to as the "Sale"). The closing of the Agreement took effect on June 26, 2000 (the "Closing"), subject to the Company's obligation to obtain ratification of the Agreement by its stockholders.

      Prior to the Closing, the Company owned all the outstanding shares of capital stock of the Canadian Subsidiary. At the closing, the Purchaser purchased all the outstanding shares of capital stock of the Canadian Subsidiary in exchange for: (1) 2,250,000 shares of the Company's common stock owned by the Purchaser, which shares will be satisfied by their surrender for cancellation, and (2) $1,065,350 (US dollars) satisfied through the cancellation of $346,500 of the Company's 8% Senior Subordinated Convertible Debentures and by the issuance to the Purchaser of a secured, short-term promissory note in the principal amount of $718,850 plus interest at a rate of 24% per annum calculated and payable monthly (the "Promissory Note"). The Promissory Note could be satisfied in full through the payment on or before July 21, 2000 of $500,000 in cash and $153,500 in either additional 8% Senior Subordinated Convertible Debentures returned for cancellation or cash. Two principals of the Purchaser were former owners of the Canadian Subsidiary and current stockholders of the Company and they both provided limited guarantees for the outstanding amount of the Promissory Note and pledged, in the aggregate, 200,000 common shares of Simmonds Capital Limited ("SCL") and 500,000 shares of the Company's common stock as security for the performance of its guarantee. The Canadian Subsidiary provided an unlimited guarantee for the outstanding amount and granted a security interest in all of its personal property as security for the performance of its guarantee.

      The Promissory Note provided that an initial payment of $65,350 (US dollars) was due and payable on or before 3:00 p.m. on July 21, 2000 with the balance due on or before 3:00 p.m. on November 10, 2000. Of such balance, up to $153,500 (US dollars) could be satisfied by the surrender for cancellation of 8% Senior Subordinated Convertible Debentures. On July 21, 2000, the Company was advised by the Purchaser that it not be able to make its initial payment on that date but that the Purchaser would provide such payment on July 25, 2000. The Promissory Note provides that in the event that the Purchaser fails to pay any amount under the Promissory Note when due, and such default is not cured within two business days, the Company may declare all indebtedness under the Promissory
Note immediately due and payable.

      On July 21, 2000 the Company notified the Purchaser that unless the initial payment was made on or before 3:00 p.m. on July 25, 2000, the Company would declare the entire $718,850, plus interest, immediately due and payable. The Purchaser failed to timely make such payment and the Company thereafter declared the entire $718,850 plus interest immediately due and payable.

      On August 10, 2000 the Company and the Purchasers entered into a settlement agreement pursuant to which the term of the Promissory Note was extended to December 31, 2000, providing that outstanding interest in the amount of $7,500 be paid by August 10, 2000 and all remaining interest to be paid on August 26, 2000. The Purchaser also agreed to a monthly forbearance fee of 1.5% of the total outstanding indebtedness as of the 1st day of each month, payable on the 26th of each month, beginning September 26, 2000, until the principal and interest was paid in full. The forbearance fee for August will be $11,500, with such amount added to the principal amount of the Promissory Note effective August 1, 2000. In addition, the

200,000 shares of common stock of SCL and 500,000 shares of common stock of the Company which served as security under the Promissory Note, are currently being held by the Company pending liquidation, with the proceeds of such liquidation to be applied to reduce the principal amount of the Promissory Note. Management is of the opinion that the security under the Promissory Note is sufficient to ensure full recovery of the amount of the Promissory Note and therefore does not require a bad debt provision.

      In addition to the foregoing, the Purchaser agreed to assume responsibility for the operations of the Canadian Subsidiary and provide working capital from and after the Closing.

THE PARTIES

      The Company was incorporated in the Commonwealth of Massachusetts in 1969 under the name HyComp, Inc. Through March 1999, the Company was principally engaged in the business of designing, manufacturing and distributing thin film hybrid circuits, thin film resistor networks and various thin film components used mainly for military purposes. In March 1999, the Company sold all of its assets, excluding cash and receivables and the buyer assumed all liabilities other than commercial and inter-company debt.

      The Canadian Subsidiary was incorporated in June 1998 in the province of Ontario under the name Chargnet Inc. The Canadian Subsidiary ran its business under that name until June 20, 1999, when it was acquired by SCL, at which time the name was changed to eieiHome.com Inc. At the time of acquisition by the Company, the Canadian Subsidiary was in its first stage of development and operated an Internet web site for consumers looking for home-related information, products and services. On October 14, 1999, the Company acquired all of the issued and outstanding common stock of the Canadian Subsidiary from SCL.

      Since the acquisition of the Canadian Subsidiary, the principal business of the Company has been conducted through the Canadian Subsidiary. The Canadian Subsidiary has operated an Internet service, information and e-commerce web site, providing information and related products and services for homeowners, home buyers, and home service providers. In June 1999, this Internet service was introduced in two Canadian test markets, Vancouver and Toronto, with the intent of expanding to additional metropolitan markets in Canada and the United States over the next year. Most of the Canadian Subsidiary's revenue has been generated through the sale of advertising space to national and local home service providers and manufacturers of home-related products. In addition, the Canadian Subsidiary has generated revenue from its local and national accounts, to which the Canadian Subsidiary provides Internet web hosting, web page design, and e-mail services.

      1412531 Ontario Inc. was incorporated April 12, 2000 under the laws of the Province of Ontario. It was then organized for purposes of acquiring eieiHome.com Inc. (Ontario) with Max Hahne and Paul Dutton as its directors. Neither the Company (directly), nor any of its officers or directors, are partners, officers or directors of the Purchaser or its affiliates or have any financial interest in the Purchaser or its affiliates. Except for Mr. Dutton and Hahne, who collectively own 500,000 common shares (3% of the issued and outstanding shares of the Company), no shareholders of the Company have any financial interest in the sale.

REASONS FOR THE SALE

      Management made the decision to sell the Canadian Subsidiary and change the business direction of the Company after the receipt of disappointing results of the re-launch of the Canadian Subsidiary business in the Canadian marketplace during the months of April and May 2000. Management was of the opinion that ensuring the success of the Canadian Subsidiary would require significantly more capital than initially projected. In addition, capital market conditions for most Internet related stocks during the months of April and May 2000 were such that raising capital to offset operating losses in the Canadian Subsidiary would be extremely difficult. Faced with the prospect of indefinite losses for the foreseeable future, management felt it was prudent to sell the Canadian Subsidiary. Management was of the opinion that the sale had to take place as quickly as possible so as to eliminate the possibility of additional and substantial cash operating losses (as described in the Company's 10-QSB for the quarterly period ending June 30, 2000, as to which reference is made). The only interested buyers who had intimate knowledge of the business and were willing to close the transaction in a short period of time were the original founders.

      In view of management's decision, the board of directors considered the Canadian Subsidiary's distressed financial condition to be of particular importance in reaching its determination to proceed with the closing of the Agreement prior to stockholder approval. The board of directors determined that the liabilities and risks that would have resulted from a continuation of the Canadian Subsidiary's business outweighed any benefits of retaining and continuing the business and that the Sale was fair and in the Company's best interests.

BACKGROUND OF THE SALE

      In April and May 2000, the Company executed a radio advertising campaign in the Toronto market to test the viability of the model embodied in its Canadian Subsidiary's business, prior to committing to a full-scale expansion of that business to additional markets. The marketing campaign created additional consumer traffic, but it did not achieve the revenue and new business targets the Company had hoped. In a series of meetings, the board of directors thereafter concluded that the current business of the Company should be re-evaluated and that the business of the Canadian Subsidiary should most likely be sold. Representatives of the Company had discussions with various potential purchasers and strategic partners, in both the United States and international markets. Prior to the marketing campaign, there had been some interest expressed by third parties in franchising the concept for additional US or international markets. Following the marketing test, after due consideration the board concluded that it would not be possible to successfully franchise the concept with an unproven business model. Therefore, the decision was made to either sell or liquidate the business as soon as possible.

      In May 2000, the Company was approached by Mr. Paul Dutton, on behalf of himself and certain other investors, who inquired about purchasing the business of the Canadian Subsidiary. After some preliminary discussions, Mr. Dutton offered to acquire all of the shares of the Canadian Subsidiary. On June 20, 2000 a letter of intent was submitted by the prospective purchasers. This offer was accepted by management and, after a series of meetings at which the terms of the offer and various alternatives thereto were carefully considered, the offer was approved by the board of directors. In accepting the offer, the board considered that the purchasers represented by Mr. Dutton could apparently consummate the sale quickly; were prepared to assume responsibility for the operating expenses in advance of the closing; and would require very little in the way of due diligence (with its resulting delay and expense) inasmuch as both Mr. Dutton and Mr. Hahne had been a significant part of the Subsidiary's operating management.

      On June 21, 2000, the Company received a offer letter from Peter E. Tuovi, counsel for the Purchaser, which provided for the terms and conditions upon which the Purchaser would enter into the Agreement. The Company's board of directors considered the Purchaser's proposal and counsel for each party proceeded to negotiate and draft the terms of the Agreement. Upon completion of the Agreement, the Company's board of directors considered the factors described above and decided to enter into the Agreement. In the final analysis, the board of directors concluded that given the Company's poor financial status and its excessive losses, it was in the best interests of the Company to sell the Canadian Subsidiary and investigate other business strategies.

VOTE REQUIRED

      Assuming the presence of a quorum, the Delaware General Corporation Law and the Company's certificate of incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote, in person and by proxy, at the Special Meeting to approve this proposal. Under the Company's bylaws, a quorum consists of a one-third of the outstanding shares entitled to vote at the meeting.

THE AGREEMENT

      The following is a summary of the material provisions of the Agreement and is qualified in its entirety by the Agreement, attached hereto as Annex A. You should read the Agreement if you wish to have a complete understanding of its terms and conditions.

Consideration

      In exchange for all the outstanding shares of capital stock of the Canadian Subsidiary, the Purchaser agreed to pay the following consideration:

o 2,250,000 shares of the Company's common stock, which were to be surrendered for cancellation; and

o $1,065,350 (US dollars) of which up to $500,000 could be satisfied by the surrender of 8% Senior Subordinated Convertible Debentures (the "Debentures") of the Company, and delivery of releases from holders of such Debentures. Such amount was to be satisfied by delivery at the Closing of $346,500 (US dollars) of such Debentures and a promissory note issued by the Purchaser in the principal amount of $718,850 (US dollars), of which $65,350 (US dollars) was due and payable on or before 3:00 p.m. on July 21, 2000, and the balance, plus accrued interest, was due and payable on or before 3:00 p.m. November 10, 2000 (the "Promissory Note"). Up to $153,500 (US dollars) of the principal amount of the Promissory Note could be satisfied by surrender for cancellation of the Company's Debentures and delivery of releases from the holders of such Debentures. In the event the Purchaser prepaid $653,500 (US dollars) ($153,500 (US dollars) of which could be satisfied by surrender for cancellation of the Company's Debentures and delivery of releases from the holder of such Debentures), on or before 3:00 p.m. on July 21, 2000, the balance of the Payment would be deemed paid in full.

Representations and Warranties

      The Company and the Canadian Subsidiary made various customary representations and warranties with respect to the Sale, including, but not limited to, the following:

o the Canadian Subsidiary was duly incorporated and validly subsisting under the laws of the Province of Ontario;

o each has the full, right, power and capacity to enter into the Agreement and perform the obligations contained therein;

o the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby, were duly authorized, executed, and delivered by proper corporate action, subject only to the Company's obligation to obtain shareholder approval of the Sale after the Closing;

o the Agreement is valid and binding as against the Company and the Canadian Subsidiary, enforceable against each in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity, subject only to the Company's obligation to obtain shareholder approval of the Sale after the Closing;

o all consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities required on the part of the Company and the Canadian Subsidiary in connection with the valid execution, delivery or performance of the Agreement, the offer, sale, issuance or delivery of common shares of the Canadian Subsidiary, or the performance of their respective obligations have been obtained and all required filings have been made, subject only to the Company's obligation to obtain shareholder approval of the Sale after the Closing;;

o the execution, delivery, or performance by the Company and the Canadian Subsidiary of the Agreement, or compliance with its terms and provisions, or the consummation of the transactions contemplated by it will not:

      (a) to the best of their knowledge, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

      (b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which either is a party or by which it may be bound or to which any of the foregoing may be subject; or

      (c) violate any provisions of its charter documents or bylaws or other constituting documents; and

o the Company is the legal and beneficial owner of all of the outstanding shares of capital stock of the Canadian Subsidiary, free of encumbrances;

      These representations and warranties are to be true and correct as of the date of the Closing.

      The Purchaser also made various customary representations and warranties with respect to the Sale, including, but not limited to, the following:

o the Purchaser is duly incorporated and validly existing under the laws of the Province of Ontario;

o the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized, executed, and delivered by proper corporate action on the part of the Purchaser;

o the Purchaser has full, right, power and capacity to enter into the Agreement and perform the obligations contained therein;

o the Agreement is valid and binding as against the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity;

o the Purchaser has obtained all required consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities in connection with the valid execution, delivery or performance of the Agreement, the offer, sale, issuance or delivery of common shares to the Purchaser, or the performance by the Purchaser of its obligations in respect thereof and that all required filings have been made or will be made on a timely basis; and

o the Purchaser's execution, delivery, or performance of the Agreement, or compliance with its terms and provisions, or the consummation of the transactions contemplated thereby will not:

      (a) to the best of the knowledge of the Purchaser, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

      (b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which the Purchaser is a party or by which it may be bound or to which any of the foregoing may be subject; or

      (c) violate any provisions of the charter documents or bylaws of the Purchaser.

Conditions

      The obligation of the Company to consummate the Sale was subject to the satisfaction, or waiver by the Company, in whole or in part, of various conditions at or prior to the Closing, including the following:

o the representations and warranties of the Purchaser were true in all material respects at the signing of the Agreement and at the Closing;

o     the Company received:

      (a) the share certificates representing 2,250,000 shares of the Company's common stock, duly executed for transfer, or assignment and transmittal;

      (b) certified funds in the amount of $1,065,300 (US dollars) less the face amount of any debentures of the Company tendered for cancellation (to a maximum of $500,000 (US dollars) of debentures);

      (c) certified copies of duly authorized resolutions of the Purchaser enabling the entering into and performance of the Agreement;

      (d) full and final releases of Angelo MacDonald, SCL, and the Company by the Canadian Subsidiary, by Paul Dutton and by Max Hahne;

      (e) an undertaking of the Company to forthwith file appropriate forms with the Ministry of Consumer and Commercial Relations to evidence the change in directors and officers of the Canadian Subsidiary after the Closing; and

      (f) a certificate as of the Closing of a duly authorized signing officer of the Purchaser attesting to the truthfulness of the representations and warranties of the Purchaser contained in the Agreement.

      The obligation of the Purchaser to consummate the Sale was subject to the satisfaction, or waiver by the Purchaser, in whole or in part, of the following conditions at or prior to the Closing:

o the representations and warranties of the Company and the Canadian Subsidiary shall be true in all material respects at the signing of the Agreement and at the Closing;

o     the Purchaser received, at the Closing:

      (a) share certificates in the name of the Purchaser evidencing all the outstanding shares of capital stock of the Canadian Subsidiary;

      (b) certified copies of duly authorized resolutions of the Company and the Canadian Subsidiary enabling each to enter into and perform the Agreement and transfer all the outstanding shares of capital stock of the Canadian Subsidiary to the Purchaser;

      (c) full and final releases of the Canadian Subsidiary by Paul Dutton, Max Hahne by Angelo MacDonald, SCL, and the Company;

      (d) resignations as officers and directors of the Canadian Subsidiary by all persons related to the Company or SCL;

      (e) an undertaking and/or other assurances of SCL, and such directors and officers of SCL and the Company as are shareholders, and of company's related to any of the foregoing, to vote their shares in favor of approving the Sale at any shareholders vote where such approval is sought;

      (f) an undertaking of the Company to change its name to a name that does not contain "eiei" or "eieihome" and to change the "eiei" ticker symbol;

      (g) an undertaking of an officer or director of the Company to, without delay, deliver true and correct financial statements of the Canadian Subsidiary as of the Closing; and

      (h) a certificate as of the Closing of a duly authorized signing officer of the Company and the Canadian

            Subsidiary and of the Company attesting to the truthfulness of the representations and warranties of the Company and the Canadian Subsidiary contained in the Agreement.

Non-Litigation/Cross Indemnification

      Upon the Closing, the Company, the Canadian Subsidiary and the Purchaser mutually agreed to indemnify and hold harmless the others for any liabilities or obligations incurred prior to the Closing, except as otherwise provided in the Agreement (generally excluding liabilities from material breaches of representations and warranties)

      The indemnification provisions between the Company and the Purchaser survive the Closing for a period of one year.

Other Provisions

      In addition to the foregoing, the Company agreed to obtain approval of the Sale by at least fifty-one percent (51%) of its shareholders within approximately ninety (90) days after the Closing.

Management

      The Company's management is substantially the same as before the Closing, except that as of July 11, 2000, Angelo G. MacDonald resigned as Chief Executive Officer. Mr. MacDonald continues to sit on the Company's board of directors. The board of directors has appointed John G. Simmonds as the Company's new Chief Executive Officer and President. Mr. Simmonds is also a director of the Company and the Chief Executive Officer of SCL, the Company's largest stockholder. Considering the foregoing, current management is comprised of the following persons:

      Name                    Position
      ----                    --------
      John G. Simmonds        President and Chief Executive Officer
      Gary H. Hokkanen        Chief Financial Officer
      David O'Kell            Secretary

      The Company's board of directors has not changed and is comprised of the following persons:

      Name
      ----
      Paul Hickey (Chairman)
      David O'Kell
      Lawrence Fox
      John G. Simmonds
      Angelo G. MacDonald

Employees

      At the Closing, the Company had eight employees. Following the ratification of the Sale, the Company will have three employees. The services of Mr. Simmonds as CEO, Mr. Hokkanen as CFO, and Mr. O'Kell as secretary are provided under a management contract with Simmonds Capital Limited.

Properties

      Prior to the Closing, the Company occupied approximately 5,660 square feet of office space in Toronto, Ontario, Canada under the terms of a three-year lease with an option to renew for an additional five year period. This was the location for the Canadian Subsidiary's web site and database design and maintenance, national account sales, and customer service. In addition, the Company maintained a temporary office in New York, New York. The obligations under the Toronto lease were assumed by the purchaser at Closing.

      The Company still maintains a mailing address in the United States. The executive offices are located in Simmonds Capital Limited's facilities in Pickering, Ontario. Canada.

Legal Proceedings

      The Company does not believe that it is presently a party to any pending litigation or any proceeding contemplated by a government authority the outcome of which could reasonably be expected to have a material adverse effect on its financial condition or results of operations.

CERTAIN EFFECTS OF THE SALE

      Attached to this Proxy Statement is certain pro forma and other financial information regarding the effects of the Sale. Reference is made to such information, which should be reviewed carefully.

POSSIBLE CONSEQUENCES IF THE SALE IS NOT RATIFIED

      Failure of the Company's stockholders to ratify the Sale may give rise to rights on the part of the Purchaser to rescind the Sale under the Agreement. The Company has significant outstanding obligations. Further, the Company's board of directors believes that a rescission of the Sale could result in any one or more of the following, among others:

o the Company's creditors filing an involuntary bankruptcy petition against the Company or the Company's filing of a voluntary bankruptcy petition;

o the Company's inability to take advantage of opportunities pertaining to its proposed business;

o the Company's inability to attract funds to adequately capitalize its proposed business; and/or

o the Company's inability to consummate its proposed acquisition of The Wireless Xchange Company, Inc.

      If the Sale is rescinded, the board of directors believes it is likely that the Company will be forced to file a petition under the United States Bankruptcy Code. If a bankruptcy proceeding resulted in the Company's liquidation, the board of directors believes it unlikely that any value would be available for distribution to the Company's common stockholders.

NO DISSENTERS' RIGHTS

      The stockholders do not have dissenters' rights under the Delaware General Corporation Law.

NO FAIRNESS OPINION

         The Company's board of directors chose not to obtain a "fairness" opinion from an investment banking firm concerning the Sale described in this Proxy Statement. Given the Company's limited resources and the Company's need to complete the Sale in a timely manner so as to take advantage of and retain the Purchaser's interest in obtaining the Canadian Subsidiary's business on the terms and conditions provided for in the Agreement, the board of directors did not believe it was in the best interests of the stockholders to incur the cost of a fairness opinion.

FEDERAL INCOME TAX CONSEQUENCES OF SALE

         The following is a summary of the material anticipated federal income tax consequences to the Company and its stockholders of the Sale described in this Proposal No. 1 to the Proxy Statement. This summary is based on the federal income tax laws as now in effect and as currently interpreted. This summary does not take into account possible changes in tax laws or interpretations after the date of this Proxy Statement, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences and is not intended as tax advice to any person. The summary does not address any consequences of the Sale under any state, local or foreign income or other tax laws.

      The Company's existing stockholders will not recognize any gain or loss resulting from the Sale described in the Proxy Statement. Although the Company has recorded an increase to shareholders' equity as a result of the Sale, management believes that the transaction will not result in a material tax liability to the Company.

INTEREST OF CERTAIN PERSONS IN THE SALE

      No officers or directors of the Company have any interest in the sale. Except for Messrs. Dutton and Hahne, who collectively own 500,000 shares of the Company (representing 3% of the issued and outstanding shares of stock of the Company), no stockholders of the Company have any interest in the sale.

REGULATORY APPROVALS

         The Company is not aware of any approval required by a state or federal regulatory agency in order to consummate the Sale.

THE BOARD OF DIRECTORS' RECOMMENDATION

         The board of directors believes the Sale described in Proposal No. 1 to this Proxy Statement will improve the Company's financial condition and its ability to develop a new line of business.

THE BOARD OF DIRECTORS HAS APPROVED THE AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1 TO RATIFY THE SALE.

                            PRO FORMA FINANCIAL DATA
                                   (Unaudited)

      Pro Forma financial information for the Company for fiscal 1999 and the six month period ended June 30, 2000 is set forth below. The Unaudited Pro Forma Statements of Operations for fiscal 1999 and the six month period ended June 30, 2000 have been prepared assuming that the June 2000 sale of the Company's Canadian Subsidiary has occurred at the beginning of each period presented.

      The Unaudited Pro Forma Statements of Operations should be read in connection with the historical financial statements of the Company and related notes thereto for the fiscal year ended December 31, 1999 and the six month period ended June 30, 2000 included in Forms 10KSB and 10QSB as filed with the Securities and Exchange Commission on March 30, 2000 and August 14, 2000, respectively.

      The Unaudited Pro Forma Statements of Operations do not purport to present the results of operations had the sale of the Canadian Subsidiary occurred at the beginning of applicable period presented, nor are they necessarily indicative of the results of operations that may be achieved in the future.


                               eieiHome.com, Inc.
                   Unaudited Pro Forma Statement of Operations
                       Fiscal Year Ended December 31, 1999

                                              Pro Forma          Pro Forma
                             Historical       Adjustments        Fiscal 1999
                             ----------       -----------        -----------

     Revenue                $    59,759      $   (59,759)  (a)   $        -

     Expenses:
      Selling, general and
        administrative        1,098,654       (1,033,654)  (b)       65,000
      Occupancy                  49,735        (  49,735)  (c)            -
      Interest                   42,592                 -  (d)       42,592
      Depreciation                9,961           (9,961)  (e)            -
                           ------------      -----------         ----------
                              1,200,942       (1,093,350)           107,592
                           ------------      -----------         ----------

     Net loss              $(1,141,183)      $ 1,033,591         $ (107,592)
                           ------------                          ----------

     Basic and diluted net
      loss per share            $(0.11)                              $(0.01)

     Weighted average number
      of common shares
      outstanding           10,549,693            846,993  (f)   11,396,686
                               eieiHome.com, Inc.
                   Unaudited Pro Forma Statement of Operations
                         Six Months Ended June 30, 2000

                                               Pro Forma           Pro Forma
                              Historical       Adjustments       June 30, 2000
                              ----------       -----------       -------------

     Revenue                 $    39,413      $   (39,413)  (a)   $        -

     Expenses:
      Selling, general and
        administrative           774,394         (664,394)  (b)      110,000
      Occupancy                   41,677        (  41,677)  (c)            -
      Interest                   148,030           (3,928)  (d)      144,102
      Depreciation                 7,541           (7,541)  (e)            -
                             -----------     ------------         ----------
                                 971,642         (717,540)           254,102
                             -----------       ----------         ----------

     Net loss                $  (932,229)     $   678,127         $ (254,102)
                             -----------                          ----------
     Basic and diluted net
      loss per share         $     (0.05)                             $(0.02)

     Weighted average number
      of common shares
      outstanding             18,323,770       (2,250,000)  (f)   16,073,770

Pro forma adjustments have been made to reflect the following:

(a)   Revenues from the Canadian Subsidiary have been eliminated.

(b) The adjustment to selling, general and administrative expenses is comprised of the elimination of all operating expenses attributable to the Canadian Subsidiary except for estimated professional fees required to maintain the OTCBB listing and management fees of $15,000 per month to Simmonds Capital Limited.

(c) The adjustment to occupancy costs reflects the elimination of the costs related to the Canadian Subsidiary's offices at 590 King Street West, Toronto, Ontario, Canada.

(d) The adjustment to interest for the six month period ended June 30, 2000 relates to the elimination of interest pertaining to the Canadian Subsidiary's operations.

(e) Reflects the elimination of depreciation on capital assets located at the Canadian Subsidiary's offices.

(f) The adjustment to weighted average number of common shares outstanding for the year ended December 31, 1999 was based on the legal number of common shares outstanding of eieiHome.com. The amount included in the historical financial statements was determined based on the reverse acquisition as the Canadian Subsidiary was accounted for as the acquiring party. The adjustments for both the year ended December 31, 1999 and the six month period ended June 2000 reflect the elimination of shares which were returned upon the sale of the Canadian Subsidiary.

                                 PROPOSAL NO. 2

                    TO APPROVE THE NAME CHANGE OF THE COMPANY

INTRODUCTION

      On August 30, 2000, the board of directors adopted, subject to stockholder approval, an amendment of the Company's certificate of incorporation to change the name of the Company from eieiHome.com Inc. to Wireless Ventures, Inc. In order to effect such change of name, the Company's stockholders must authorize and approve an amendment to the Company's certificate of incorporation that effects a change of the Company's name by amending Article First of the Company's Certificate of Incorporation to provide as follows:

      "FIRST: The name of the corporation is: Wireless Ventures, Inc."

      Thereafter, the change of corporate name will become effective upon the filing of the amendment with the Secretary of State of Delaware.

REASONS FOR THE NAME CHANGE

      Pursuant to the terms of the Agreement involving the sale of the Canadian Subsidiary, the Company is required to change the name of the Company. In addition, management feels that the change of corporate name is necessary in view of the Company's initiative to change its focus and execute a new business strategy. Management believes that the existing corporate name neither sufficiently identifies the Company's current and anticipated future business operations, nor assists the Company's' marketing efforts by providing a suitable brand name for a new business strategy.

       If this amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

VOTE REQUIRED

      Assuming the presence of a quorum, the Delaware General Corporation Law and the Company's Certificate of Incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote, in person and by proxy, at the Special Meeting to approve this proposal. Under the Company's bylaws, a quorum consists of a one-third of the stock issued and outstanding and entitled to vote at the meeting.

THE BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors believes the change of the Company's name will allow the Company to develop a new line of business. THE BOARD OF DIRECTORS HAS APPROVED THE NAME CHANGE AND RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2.

                                  OTHER MATTERS

      Other than the matters specified above, the Company is unaware of any matter that will be brought before the Special Meeting. However, if other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.


                           INCORPORATION BY REFERENCE

      The Securities and Exchange Commission ("SEC") allows the Company to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC.

      Incorporated by reference to this Proxy Statement is the information set forth in the annual report of the Company on Form 10-KSB, which has been filed with the SEC for the fiscal year ended December 31, 1999 and the latest quarterly report of the Company on Form 10-QSB, which has been filed with the SEC for the quarter ended June 30, 2000.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting will be deemed incorporated by reference in this Proxy Statement from the date those documents are filed. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference in this proxy statement.

      You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

      The Company will furnish to any stockholder, without charge, a copy of these documents upon written request to David O'Kell, Corporate Secretary, 67 Wall Street, Suite 2411, New York, New York 10005. Telephone requests may be directed to (905) 837-9909.

                                     ANNEX A

                            SHARE PURCHASE AGREEMENT

This agreement is made between the parties as of the 26TH day of JUNE, 2000.

1.    PARTIES

      1.1   EieiHome.com Inc. (Delaware), a Delaware corporation (the "Vendor").

      1.2   EieiHome.com Inc. (Ontario), an Ontario corporation (the
            "Corporation").

      1.3   1412531 Ontario Inc., an Ontario corporation (the "Purchaser").

2.    RECITALS

      2.1 This agreement sets out the terms and conditions by which the Purchaser agrees to purchase and the Vendor agrees to sell all of the issued and outstanding shares of the Corporation (the "Shares").

3.    PURCHASE AND SALE OF SHARES

      3.1 The Purchaser agrees to purchase the Shares from the Vendor and to tender in full satisfaction of the purchase price, the following (the "Payment"):

            (1) 2,250,000 shares of the Vendor will be surrendered for cancellation.

            (2) US$1,065,350.00, of which up to US$500,000.00 may be satisfied by surrender for cancellation of 8% Senior Subordinated Convertible Debentures of the Vendor, and delivery of releases from the holders of such debentures. Such amount shall be satisfied by delivery at closing of US$346,500 of such debentures and a promissory note issued by the Purchaser in the principal amount of US$718,850, US$65,350 shall be due and payable on or before 3:00 pm on July 21, 2000, the balance plus accrued interest shall be due and payable on or before 3:00 pm November 10, 2000. Up to US$153,500 of the principal amount of the promissory note may be satisfied by surrender for cancellation of 8% Senior Subordinated Convertible Debentures of the Vendor and delivery of releases from the holders of such debentures. In the event the Purchaser prepays US$653,500 (US$153,500 of which may be satisfied by surrender for cancellation of 8% Senior Subordinated Convertible Debentures of the Vendor, and delivery of releases from the holder of such debentures), on or before 3:00 pm on July 21, 2000 the balance of the Payment shall be deemed paid in full.

      3.2 The Vendor agrees to sell to the Purchaser the Shares and to accept the Payment in full satisfaction of the purchase price.

      3.3 Each party agrees to cooperate with each other party to provide access to all information reasonably requested by another party to verify the truthfulness of the representations and warranties contained herein or in any other collateral document.

      3.4 The effective date of closing of the purchase and sale contemplated herein shall be June 26, 2000 and formal closing shall take place on July 7, 2000, provided that at or before closing the conditions of closing shall have been satisfied or waived by the party or parties for whom such conditions were for the exclusive benefit. Upon the closing, the transfer of Shares shall be effective from and after the effective date of closing.

      3.5 It is understood and agreed that the Vendor shall request and undertake to obtain within approximately 90 days after closing (subject to delays from the Securities and Exchange Commission) the approval of shareholders holding 50% of the shares of the Vendors plus one for the sale of the Shares contemplated herein.

4.    CONDITIONS OF CLOSING

      4.1 The obligation of the Purchaser to complete this agreement is subject only to the following:

      (1) the representations and warranties of the Vendor and the Corporation shall be true in all material respects now and on the Closing Date;

      (2)   receipt at closing of the following:

            (a) share certificates in the name of the Purchaser evidencing the Shares;

            (b) certified copies of duly authorized resolutions of the Corporation and the Vendor enabling the entering into and performance of this agreement and the transfer of the Shares to the Purchaser;

            (c) full and final releases of the Corporation, Paul Dutton, and Max Hahne by Angelo MacDonald, Simmonds Capital Limited, and the Vendor;

            (d) resignations as officers and directors of the Corporation by all persons related to the Vendor or Simmonds Capital Limited;

            (e) undertaking and/or other assurances of Simmonds Capital Limited, and such directors and officers of Simmonds Capital Limited and the Vendor as are shareholders, and of companies related to any of the foregoing, to vote their shares in favour of approval of this transaction at any shareholders vote where such approval is sought.

            (f) undertaking of the Vendor to change its name to a name that does not contain "eiei" or "eieihome" and to change its ticker symbol from "eiei".

            (g) Undertaking of an officer or director of the Vendor to without delay deliver true and correct financial statements of the Corporation to the date of closing. The undertaking shall be to the best of the knowledge of the person so undertaking.

            (h) a certificate as of the Closing Date of a duly authorized signing officer of the Corporation and of the Vendor attesting to the truthfulness of the representations and warranties of the Vendor and the Corporation contained herein.

         The conditions in this paragraph 4.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part in its sole discretion.

      4.2 The obligation of the Vendor to complete this agreement is subject only to the following:

      (1) the representations and warranties of the Purchaser shall be true in all material respects now and on the Closing Date;

      (2)   receipt at closing of the following:

            (a) share certificates representing 2,250,000 shares of the Vendor, duly executed for transfer, or assignment and transmittal in respect of such shares and "declaration of loss and indemnity" in respect of such share certificates not tendered;

            (b) certified funds in the amount of US$1,000,000.00 less the face amount of any debentures of the Vendor tendered for cancellation (to a maximum of US$500,000 of debentures). In the event debenture certificates are not available at closing, Vendor will accept a signed assignment agreement, "declaration of loss and indemnity", and transmittal to Vendor. Vendor will also accept in lieu of debentures, additional certified funds deposited in escrow representing the face value of debentures desired to be tendered for cancellation and which are not then available, together with the Purchaser's undertaking to deliver such debentures within 30 days after closing, failing which certified funds in respect of such debentures as are not delivered shall be released from escrow to Vendor, and the balance if any released to Purchaser;

            (c) full and final releases of Angelo MacDonald, Simmonds Capital Limited, and the Vendor by the Corporation, by Paul Dutton and by Max Hahne;

            (d) certified copies of duly authorized resolutions of the Purchaser enabling the entering into and performance of this agreement;

            (e) undertaking of the Vendor to forthwith file appropriate forms with the Ministry of Consumer and Commercial Relations to evidence the change in directors and officers of the Corporation after the closing.

            (f) a certificate as of the Closing Date of a duly authorized signing officer of the Purchaser attesting to the truthfulness of the representations and warranties of the Purchaser contained herein.

      The conditions in this paragraph 4.2 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part in its sole discretion.

5.    REPRESENTATIONS AND WARRANTIES

      5.1 The Vendor and the Corporation represent and warrant as of the date of execution of this agreement, and as of the Closing Date, as follows:

      (1) the Corporation is duly incorporated and validly subsisting under the laws of the Province of Ontario.

      (2) the Corporation has full, right, power and capacity to enter into this agreement and perform the obligations of the Corporation contained herein. The Vendor has full, right, power and capacity to enter into this agreement and perform the obligations of the Vendor contained herein. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein.

      (3) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action of the Vendor and the Corporation. Shareholders' consent will be obtained after closing.

      (4) This agreement is valid and binding as against the Vendor and the Corporation, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein.

      (5) All consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities required on the part of the Corporation and the

            Vendor in connection with each of such party's valid execution, delivery or performance of this agreement, the offer, sale, issuance or delivery of common shares of the Corporation, or the performance by the Corporation and the Vendor of its respective obligations in respect thereof have been obtained and all required filings have been made. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein.

      (6) The execution, delivery, or performance by the Vendor and the Corporation of this agreement, or compliance with the terms and provisions of this agreement, or the consummation of the transactions contemplated by this agreement will not:

                  (a) to the best of the knowledge of the Vendor and the Corporation, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

                  (b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which any of the Vendor or the Corporation is a party or by which it may be bound or to which any of the foregoing may be subject; or

                  (c) violate any provisions of the charter documents or bylaws or other constituting documents of any of the Vendor or the Corporation.

      (7) Except the Shares, there are no other shares, options, rights, warrants or other securities capable of being converted to shares of the Corporation issued and outstanding. The Shares are validly issued as fully paid shares by proper corporate authority.

      (8) The Vendor is the legal and beneficial owner of all of the Shares free of encumbrances.

      (9) No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, options, warrants or convertible obligations of any nature, for:

            (i) to the best of the Vendor's knowledge, the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Corporation or any securities of the Corporation;

            (ii)  the purchase from the Vendor of any of the Shares; or

            (iii) to the best of the Vendor's knowledge, the purchase or other acquisition from of the Vendor or the Corporation of any its undertaking, property or assets, other than in the ordinary course of business;

      5.2 The Purchaser represents and warrants as of the date of execution of this agreement, and as of the Closing Date, as follows:

      (1) the Purchaser is duly incorporated and validly subsisting under the laws of the Province of Ontario.

      (2) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action.

      (3) the Purchaser has full, right, power and capacity to enter into this agreement and perform the obligations of the Purchaser contained herein.

      (4) This agreement is valid and binding as against the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity.

      (5) All consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities required on the part of the Purchaser in connection with the Purchaser's valid execution, delivery or performance of this agreement, the offer, sale, issuance or delivery of common shares of the Purchaser, or the performance by the Purchaser of its obligations in respect thereof have been obtained and all required filings have been made or will be made on a timely basis.

      (6) The execution, delivery, or performance by the Purchaser of this agreement, or compliance with the terms and provisions of this agreement, or the consummation of the transactions contemplated by this agreement will not:

            (a) to the best of the knowledge of the Purchaser, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

            (b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which the Purchaser is a party or by which it may be bound or to which any of the foregoing may be subject; or

            (c) violate any provisions of the charter documents or bylaws of the Purchaser.

6.    NON-LITIGATION / CROSS INDEMNIFICATION

      6.1 Upon the closing of the purchase and sale contemplated herein all of the parties to this agreement, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, remise, acquit and forever discharge the others and all of their respective officers, directors, agents, representatives, executors, heirs, affiliates, administrators, predecessors, successors, and assigns (the "Releasees"), from any and all known, unknown, matured and unmatured, liquidated and unliquidated, contingent and non-contingent, actions, causes of action, claims, demands, damages, costs, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, liens, controversies, agreement, promises, variances, trespasses, extents and executions whatsoever, at law or in equity (collectively, the "Claims") which the parties to this agreement, or any of them, had, have or may have against one or more of the Releasees in respect of any conduct, any matter or document, and any Claims, arising, in whole or in part, at any time prior to the execution of this agreement or thereafter in respect of the performance of any obligations of any parties hereto save and except for any Claims arising from this Agreement or any document delivered pursuant to this Agreement.

      6.2 And for the said consideration each of the parties to this agreement agrees that it shall not make any claim or take any proceedings against any other person, corporation or legal entity which might claim contribution or indemnity from any of the Releasees under the provisions of any statute or otherwise with respect to any cause, matter or thing released by paragraph 6.1 hereof.

      6.3 The Vendor and the Corporation hereby indemnify and hold the Purchaser harmless from and against any claims, actions, damages, losses, reasonable legal fees and expenses that may be suffered by the Purchaser in the event that the representation and warranties of the Vendor and the Corporation prove to be untrue in any material respect as of the Closing Date. The Purchaser hereby indemnifies and holds the Vendor harmless from and against any claims, actions, damages, losses reasonable legal fees and expenses that may be suffered by the Vendor in the event that the representation and warranties of the Purchaser prove to be untrue in any material respect as of the Closing Date. This paragraph 6.3 shall survive closing of the purchase and sale contemplated herein for a period of one year after closing.

7.    GENERAL

      7.1 This Agreement is binding on the parties, and together with the documents contemplated herein constitutes the whole and complete statement of agreement between the parties as to the subject matter hereof.

      7.2 This agreement, and all ancillary agreements between the parties may be executed in counterparts and delivered by facsimile transmission. All counterparts shall be read together to constitute one agreement.

      7.3 Each of the parties hereto agrees to do such further acts and execute such further documents as may be necessary or appropriate to give effect to the terms of this Agreement both before and after the closing.

      7.4 The parties attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The laws of the Province of Ontario shall govern the validity and interpretation of this agreement.

      7.5 Each of the parties hereto individually represents and warrants that it has the right, power and capacity to enter into and perform its obligations as set out herein.

      7.6 Notices shall be properly given to a party if delivered, or if sent by facsimile transmission to the facsimile numbers set out below, or if sent by Federal Express courier, pre-paid to the addresses set out below and signed for at the address set forth for receipt, or if sent by pre-paid post to the addresses set out below, provided that if a postal disruption is imminent, notices shall not be sent by pre-paid post. If delivered, notice shall be effective upon receipt. If sent by facsimile transmission, notice shall be effective at the date and time of transmittal. If sent by Federal Express courier, notice shall be effective upon receipt. If sent by pre-paid post, notice shall be effective five (5) business days after the date of posting.

            Addresses for service of notice:

            the Corporation and the Vendor
                  Address:       580 Granite Court, Pickering, Ontario, L1W 3Z4
                  Facsimile No.: 905-837-1139

            the Purchaser:
                  Address:       934 The East Mall, Suite 300, Toronto,
                                 Ontario, M9B 6J9
                  Facsimile No.: 416-352-5960

      7.7 This agreement is not assignable by the Vendor or the Purchaser, without the written permission of the other.

      7.8 The parties confirm that there have been no brokers or finders in connection with the transactions contemplated herein, and each party agrees to indemnify the other against any brokers' or finders' fees or commissions or other compensation sought by persons purporting to have acted as agent or finder for such party in connection with the transactions contemplated herein.

      7.9 Each party is responsible for his or her or its own expenses, including professional fees and disbursements and applicable taxes, in connection with the negotiation, drafting, execution and delivery of this agreement, and the conduct of any due diligence sought to be conducted by such party, except as otherwise expressly provided to the contrary.


      IN WITNESS WHEREOF the parties have caused these presents to be executed as of the day and year first above written.

eieiHome.com Inc. (Delaware)

Per: ___________________


eieiHome.com Inc. (Ontario)

Per: ___________________


1412531 Ontario Inc.

Per: ___________________

                                   PROXY CARD


                                EIEIHOME.COM INC.
                         Special meeting of Shareholders

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

      The undersigned stockholder of eieiHome.com Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on Monday, September 25, 2000, and the related proxy statement, and appoints David O'Kell and Gary Hokkanen, and each of them, as proxies of the undersigned, with full power of substitution to vote all shares of the Company's common stock that the undersigned is entitled to vote at the Special Meeting of the Company's stockholders to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, on Monday, September 25, 2000, at 11:00 a.m., local time, and at any adjournments thereof. The shares represented by the proxy may only be voted in the manner specified below.


1. To ratify the sale by the Company of all the outstanding shares of capital stock of its wholly-owned Canadian subsidiary, eieiHome.com Inc., an Ontario corporation.

            FOR |_|           AGAINST |_|       ABSTAIN |_|


2.    To change the Company's name from eieiHome.com Inc. to Wireless
      Ventures, Inc.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

and in their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.

      The board of directors recommends you vote "FOR" each of the above proposals.

      This proxy when properly executed will be voted in the manner directed above. In the absence of direction for any proposal, this proxy will be voted "FOR" that proposal.

                         (Continued on the other side.)

      PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


      Please print the stockholders name exactly as it appears on this Proxy. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.

                                    Dated: ____________, 2000


                                    ------------------------------------------
                                    (Print Name)


                                    ------------------------------------------
                                    (Authorized Signature)


      I plan to attend the special meeting in person:

                        |_|   Yes

                        |_|   No


                                       2